Exhibit 99.1

Aptera Motors Reports First Quarter 2026 Financial Results

●	Reports Q1 2026 GAAP Net Loss of $10.2 Million
●	Calculates Q1 2026 Adjusted Net Loss of $6.2 Million (Non-GAAP)
●	Secured $17.1 Million in New Capital and Ended Quarter with $17.7 Million in Cash and Cash Equivalents
●	Drove First Five Validation Vehicles Off the Low-Volume Validation Assembly Line in Carlsbad
●	Grew Total Active Headcount Approximately 54% Year-over-Year to 57 Employees, Reflecting Continued Engineering Build-Out
●	Resolved Zaptera Litigation, Dismissing All Claims with Prejudice

CARLSBAD, Calif., May 13, 2026 (GLOBE NEWSWIRE) — Aptera Motors Corp. (NASDAQ: SEV) (“Aptera” or the “Company”), a solar mobility company advancing ultra-efficient transportation, today reported its financial results for the first quarter ended March 31, 2026.

“The first quarter of 2026 reflected the disciplined execution and steady operational progress that have defined our journey toward production,” said Chris Anthony, Co-CEO of Aptera. “We strengthened our balance sheet with over $17 million in new capital, scaled our engineering organization, and resolved legacy litigation. Each dollar of liquidity continues to be deployed directly into the procurement of critical long-lead components, safety testing, and final engineering — the building blocks that move Aptera closer to its first customer deliveries.”

First Quarter 2026 Financial Highlights

(In thousands, except per share data)

	For the Three Months Ended March 31, 2026	For the Three Months Ended March 31, 2025
GAAP net loss	$(10,194)	$(10,867)
Adjusted net loss (Non-GAAP)*	$(6,192)	$(4,792)

GAAP net loss per share	$(0.32)	$(0.46)
Adjusted net loss per share (Non-GAAP)*	$(0.19)	$(0.20)

Key Financial Data:
Operating expenses	$10,332	$11,162
Other income, net	$138	$295
Cash and cash equivalents (as of period end)	$17,721	$10,746

*See “Use of Non-GAAP Financial Measures” and reconciliation table below.

Business Update

Subsequent to quarter-end, the Company drove the first five validation vehicles off its low-volume validation assembly line in Carlsbad, as detailed in the Company’s announcement on May 12, 2026.

During the first quarter of 2026, the Company strategically deployed capital toward the procurement of critical long-lead components, materials, and supplies necessary to advance vehicle validation and production readiness. The Company also continued to scale its organization in support of the production-readiness program, growing total active headcount to 57 employees as of March 31, 2026, from 37 employees as of March 31, 2025, an increase of approximately 54%. The Engineering organization accounted for the substantial majority of net additions, including a tripling of hourly Engineering roles supporting hands-on vehicle build and assembly activities. As of March 31, 2026, the Company had approximately 49,000 reservation holders for its first vehicle.

Liquidity

During the first quarter of 2026, the Company raised approximately $17.1 million in gross proceeds from a follow-on public offering and warrant exercises. The Company also maintains access to its equity line of credit (ELOC), subject to customary conditions. As of March 31, 2026, the Company had $17.7 million in cash and cash equivalents. Additional details regarding the Company’s first-quarter financing activities are provided in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026.

In April 2026, the Company resolved its previously disclosed litigation with Zaptera USA, Inc. through a non-cash settlement valued at approximately $0.6 million. All related claims were dismissed with prejudice. Additional information regarding the settlement is included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026.

Use of Non-GAAP Financial Measures

This press release includes Adjusted Net Loss and Adjusted Net Loss Per Share, which are non-GAAP financial measures. We define Adjusted Net Loss as GAAP net loss, excluding (i) non-cash stock-based compensation expense and (ii) the litigation settlement charge related to the Company’s previously disclosed litigation with Zaptera USA, Inc., which was settled and dismissed with prejudice in April 2026. We believe that these non-GAAP measures, when viewed in conjunction with our GAAP results, provide a more complete understanding of our core operating performance and trends, as these adjustments remove non-cash expenses and a discrete, non-recurring charge related to a legacy matter that does not reflect our ongoing operations.

These non-GAAP measures are presented in addition to, and not as a substitute for, GAAP results. Non-GAAP measures have material limitations and may not be comparable to similarly titled measures of other companies. We encourage investors to review these measures together with our GAAP results and the reconciliations provided.

(Unaudited) Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Loss

(In thousands, except share amounts)

	For the Three Months Ended March 31, 2026	For the Three Months Ended March 31, 2025
GAAP Net Loss	$(10,194)	$(10,867)
Add: stock-based compensation (G&A)	1,340	5,287
Add: stock-based compensation (R&D)	2,016	788
Add: Zaptera litigation settlement charge	646	—
Non-GAAP adjusted net loss	$(6,192)	$(4,792)

Weighted-Average Shares Outstanding	32,145,836	23,377,204

About Aptera Motors Corp.

Aptera Motors Corp. (Nasdaq: SEV) is a solar mobility company driven by a mission to advance the future of efficient transportation. Its flagship vehicle is conceived to be a paradigm-shifting solar electric vehicle that leverages breakthroughs in aerodynamics, material science, and solar technology to pursue new levels of efficiency. As a public benefit corporation, Aptera is committed to building a sustainable business that positively impacts its stakeholders and the environment. Aptera is headquartered in Carlsbad, California. For more information, please visit www.aptera.us.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our plans and expectations for validation builds, the expansion of our validation fleet and testing program, timing of component deliveries, anticipated commencement of assembly, future production, manufacturing and assembly scale-up, our expected capital needs and financing plans, the potential exercise of outstanding warrants, our ability to access and utilize our equity line of credit, our path to low-volume production, the timing and scope of customer deliveries, and our overall business strategy and outlook. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall,” “continue,” “advancing,” “scaling” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Aptera’s control. These risks include, among others, supply chain delays and disruptions; our ability to hire key personnel; the feasibility and timing of scaling our manufacturing processes; the availability and timing of required capital, and market conditions affecting financing; regulatory approvals and compliance; our ability to continue as a going concern absent additional financing; our ability to access capital under our equity line of credit and other sources on acceptable terms and timing; our dependence on successful validation builds and timely component deliveries to achieve any production milestones; the previously disclosed material weaknesses in our internal control over financial reporting and the timing and cost of remediation; the ongoing SEC investigation; and other risks described in our Annual Report on Form 10-K for the year ended December 31, 2025, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, and our other filings with the Securities and Exchange Commission. The forward-looking statements included in this press release represent Aptera’s views as of the date of this press release. Aptera anticipates that subsequent events and developments will cause its views to change. Aptera undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Aptera’s views as of any date subsequent to the date of this press release.

Contacts

Investor Relations:

Aptera Motors Corp.

ir@aptera.us

Media Contact:

media@aptera.us